                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                                      FORM 8-K


                                   Current Report

                         Pursuant to Section 13 or 15(d) of
                         The Securities Exchange Act of 194



                 Date of Report (Date of Earliest Event Reported):
                                   April 24,1997



                          PHYSICIAN CORPORATION OF AMERICA
                            (Exact Name of Registrant as
                             Specified in its Charter)


                                      0-21440
                              (Commission File Number)



              Delaware                           48-1006287
    (State of Other Jurisdiction               (IRS Employer
    of Incorporation or Organization)       Identification Number)

                               6101 Blue Lagoon Drive
                                Miami, Florida 33126
                      (Address of Principal Executive Offices)
                                   (305)267-6633
                           (Registrant's Telephone Number
                                Including Area Code)

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Item 5.       OTHER EVENTS

              On April 24, 1997, in connection with the action styled STATE OF FLORIDA, ET. REL. THE DEPARTMENT OF INSURANCE V PCA PROPERTY & CASUALTY the ("DOI Action"), the motion of Physician Corporation of America's (the "Company's") workers' compensation subsidiary, PCA Property & Casualty Company
              ("PCA P&C"), for a continuance of the May 2, 1997, court-ordered hearing on whether PCA P&C should be placed under rehabilitation was denied by Florida's second judicial circuit court. The court also indicated that the scope of the hearing will be limited to determining whether PCA P&C is statutorily insolvent on the date of hearing. Discussions are continuing with the Florida Department of Insurance (the "DOI") regarding resolution of the DOI Action, but to date have not been successful.

              Should the DOI be appointed receiver of PCA P&C, the Company expects to (i) be unable to exercise control over day-to-day operations of PCA P&C, (ii) lose access to the assets and liabilities of the PCA P&C, which approximated $863 million and $984 million, respectively, at December 31, 1996, and
              (iii) become involved in disputes and perhaps litigation regarding PCA P&C's deficit which was approximately
              $121 million at December 31, 1996. For example, DOI has claimed, and the Company denies, that (i) the Company has an obligation to fund to PCA P&C approximately $22.0 million in respect of federal income tax benefits, and (ii) PCA Solutions, Inc. ("PCA Solutions"), the Company's workers' compensation third-party administrator subsidiary, has been paid in full or in large part for continuing future services to PCA P&C and FB&E, a self-insured fund previously administered by PCA Solutions, valued at approximately $38 million. Both of these disputes relate to intercompany accounts which, if resolved in the DOI's favor, would not result in an additional income statement charge to the Company. Additionally, if the Company were found responsible for the $121 million deficit, such action would not result in any additional income statement charge to the Company. However, should any of these matters be resolved in favor of the DOI's position, the Company's liquidity position would be adversely impacted. The Company's liquidity position, after consideration of the restrictions imposed by regulators regarding distributions from its subsidiaries, is limited and insufficient to provide immediately available cash to fund these disputes and deficit, should that be required. Accordingly, although the Company believes that the consequences of the DOI being appointed receiver of PCA P&C could have a material adverse effect upon the Company's liquidity, financial condition and result of operations, such effect cannot be determined at this time.

              In an unrelated matter, the Company was recently advised that certain preliminary budget/forecast information of the Company was inadvertently filed as an exhibit to PCA P&C's responses to the DOI's petition for its appointment as receiver. Such preliminary information has been withdrawn, and such data does not reflect the Company's final budget or its expectation of future financial results of operations. Any person receiving this preliminary information should not rely upon it.


                                          1


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                                      SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            PHYSICIAN CORPORATION OF AMERICA
                                            (Registrant)

                                            By: /s/ Clifford W. Donnelly
                                               -------------------------------
                                            Clifford W. Donnelly
                                            Senior Vice President of Finance
                                            and Chief Financial Officer

                                            By: /s/ Jay M. Grobowsky
                                               -------------------------------
                                            Jay M. Grobowsky
Date: April 28,1997                         Vice President of Finance
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